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                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-49549, No. 333-59855, No. 333-30561, No. 333-
89908 and No. 333-64477) and Form S-3 (No. 333-44559, No. 333-30473, and No.
333-45463) of our report dated January 22, 1998 (except for Note 10 which is as of March 28, 1998) appearing on page 40 of P-Com, Inc.'s Annual Report on Form 10K, as amended, for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP


San Jose, California
June 17, 1999